Exhibit 10.2.1

FUNDING AGREEMENT
BETWEEN
Nuwa Group LLC and American Brewing Company

THIS FUNDING AGREEMENT (the “Agreement”) is dated as of the 15th day of May, 2013, by and among Nuwa Group LLC, a California Limited Liability Company located at 1415 Oakland Blvd. Suite 219, Walnut Creek, CA 94596 (“Nuwa Group”), and American Brewing Company, Inc. (the “Company”), which together are jointly and severally referred to as the “Party” or “Parties” as the context may require.

WHEREAS, the Company desires to engage Nuwa Group to provide funding and services for certain projects and business objectives to be pursued by the Company;

WHEREAS, Nuwa Group desires to provide such funding and services in exchange for equity interest in the Company;

NOW THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the Parties agree as follows:

1.           Equity Interest.  Upon the terms and condition set forth in this Agreement, the Company shall assign and transfer to Nuwa Group at the closing of this Agreement (the “Closing”), free and clear of all liens and encumbrances, common shares in an amount equal to nine and nine tenths percent (9.9%) of the equity ownership of the Company.  In addition to the common shares described in the previous sentence, the Company agrees to issue to Nuwa Group an amount of non-dilutive warrants at a 10 million dollar company valuation equal to 10% of the total common shares outstanding.

2.           Funding and Services to be Provided.  Subject to the terms of this Agreement and in reliance on the representations and warrants of the Company, Nuwa Group agrees to provide a combination of cash and services valued, in aggregate, at Five Hundred Fifty Thousand Dollars ($550,000) for the following projects in exchange for the equity ownership described in Section 1;

a.	Legal Services, which shall include the filing of and S-1 Registration Statement with the Securities and Exchange Commission, as well as all necessary corporate legal needs.

b.	Two years of financial statements and applicable services to be provided by a PCAOB qualified Auditor.

c.	Introduction of a qualified transfer agent to the Company.

d.	After-Market Investor Relations Services, as well as introductions to additional Investor Relations Providers.

e.	Introduction to strategic board members and other applicable strategic advisors.

f.	Consulting Services as they pertain to strategic capital markets.

g.	Business Development Services, including necessary referrals and introductions to potential service providers.

3.           Representations and Warranties of the Company.  Where a representation contained in this Agreement is qualified by the phrase “to the best knowledge of the Company” (or words of similar import”, such expression means that , after having conducted a due diligence review, the Company believes the statement to be true, accurate, and complete in all material respects.  Knowledge shall not be imputed nor shall it included any matters which such person should have known or should have been reasonably expected to have known.  The Company represents and warrants to Nuwa Group as follows:

(a)          Power and Authority.   The Company has full power and authority to execute, deliver, and perform this Agreement and all other agreements, certificates or documents to be deliver in connection herewith, including, without limitation, the other agreements, certificates and documents contemplated hereby (collectively the “Other Agreements”).

(b)          Binding Effect.  Upon execution and delivery by the Company, this Agreement and the Other Agreements shall be and constitute the valid, binding and legal obligations of the Company, enforceable against the Company in accordance with the terms hereof and thereof, except as the enforceability hereof or thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors ‘rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)          Effect.  Neither the execution and delivery of this Agreement or the Other Agreements or full performance by the Company of it obligations hereunder or thereunder will violate or breach, or otherwise constitute or give rise to a default under, the terms or provision of the Articles of Incorporation, Bylaws, or any other regulatory document or agreement of the Company or, subject to obtaining any and all necessary consents, of any contract, commitment or other obligation of the Company or necessary for the operating of the Company’s business (the “Business”) following the Closing or any other material contract, commitment, or other obligation to which the Company is a party, or create or result in the creation of any encumbrance on any of the property of the Company.  Except as otherwise disclosed to Nuwa Group before the date of this Agreement, the Company is not in violation of its Articles of Incorporation, Bylaws, or of any indebtedness, mortgage, contract, lease, or other agreement or commitment.

(d)          No Consents.  No consent, approval or authorization  of, or registration, declaration or filing with any third party, including, but not limited to, any governmental department, agency, commission or other instrumentality, will except such consents, is any, delivered or obtained on or prior to the Closing Date, need to be obtained or made by the Company prior to the Closing Date to authorize the execution, deliver and performance by the Company of this Agreement or the Other Agreements.

(e)          Capitalization.  The Company is authorized by its Articles of Incorporation to issue One Hundred Thousand (100,000) Shares of Common Stock and One Hundred Thousand (100,000) Shares of Preferred Stock.  As of the date of this Agreement, there are Nine Thousand Seven Hundred (9,700) Shares of Common Stock and One Thousand One Hundred Fifteen (1,115) Shares of Preferred Stock of the company duly and validly issued and outstanding, fully paid, and non-assessable.  There are no outstanding options, contracts, commitments, warrants, preemptive rights, agreements  or any rights of any character affecting or relating in any manner to the issuance of the Company Units or other securities or entitling anyone to acquire the Company Units or other securities of the Company.

(f)           Company Equity Ownership.  The Company has good absolute, and marketable title to all of the Company Shares (Common and Preferred) as described herein.  The Company has the complete and unrestricted right, power and authority to assign its Shares pursuant to this Agreement.  For all shares not registered in the Company’s S-1 Registration Statement, Nuwa Group expressly acknowledges and agrees that the Shares that have been acquired pursuant to this Agreement are exempt from registration requirements under Section 5 of the Act and as such are likely deemed “restricted securities” under Rule 144 promulgated under the Act.  Therefore, the certificates representing the Shares shall bear a restrictive legend and, for subsequent transfer, shall require that either be an effective registration statement filed under the Act or that an exception from registration under the Act be applicable to such transfer.

(g)          Organization and Standing of the Company.  The Company is a duly organized and validly existing Corporation in good standing under the laws of the state of Washington, with all requisite corporate power and authority to carry on the Business as presently conducted in each of the jurisdictions where it is currently doing business.

(h)          Company Subsidiaries.   The Company has no subsidies.

(i)           Employees.  On the date of this Agreement, the Company has eight (8) employees.  To the best knowledge of the Company, the Company has been since inception, and currently is, in material compliance with all federal, state and local regulations or orders affecting employment and employment practices (including those regulations promulgated by the Equal Opportunity Commission), including terms and conditions of employment and wages and hours.  Other than loans owed to current management of the Company, which are listed on the Company balance sheet, the Company has no obligation to make any payment to any past or present employees, officers or directors or independent contractors other than compensating paid in the ordinary course of business.  In addition, none of the funds received from Nuwa Group will be used to satisfy such loans.  The Company has no employment contract, written or otherwise, with any employee or former employee.  There are some amount of loans to 3 of the owners that will be incorporated into the balance sheet.  The total, the Company believes, is less than $150,000.  Proceeds from the raise will not be used to satisfy those loans.

(j)           Financial Statement.  The Company shall furnish Nuwa Group financial statements of the Company and the related statement of income and retained earnings for the period requested by Nuwa Group, (the “Financial Statements”).  The Financial Statements (i) are in accordance with the books and records of the Company; (ii) fairly present the financial condition of the Company at such dates and the results of its operations for the periods therein specified; (iii) were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods; and (iv) with respect to all contracts and commitments of the Company, reflects adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income.  Specifically, but not by way of limitation, the Financial Statements disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent, or otherwise and whether due or to become due) of the Company on the dates therein specified (except such debts, liabilities, and obligations as are not required to be reflected therein in accordance with generally accepted accounting principles).

(k)          Present Status.  Since the dates reflected on the Financial Statement (the “Financial Statement Date”), the Company has not (i) incurred any material obligations or material liabilities, absolute, accrued, contingent, or otherwise, except current trade payables; (ii) discharged or satisfied any liens or encumbrances, or paid any obligations or liabilities, except current Financial Statement liabilities and current liabilities incurred since the dates reflected on the Financial Statement, in each case, in the ordinary course of business; (iii) declared or made any Shareholder payment or distribution or purchased or redeemed any of its securities or agreed to do so; (iv) mortgaged, pledged, or subjected to lien, encumbrance, or charge any of its assets except as shall be removed prior to or at the Closing Date; (v) canceled any debt or claim; (vi) suffered any damage, destruction, or loss (whether or not covered by insurance) materially affecting its properties, business, or prospects; (viii) waived any rights of a material value; (iv) entered into any transaction other than in the ordinary course of business.  Further, since the dates reflected on the Financial Statement, there has not been any change in or any event or condition (financial or otherwise) affecting the property, assets, liabilities, operations, or prospects of the Company, other than changes in the ordinary course of its business, none of which has (either when taken by itself or taken in conjunction with all other such changes) been materially adverse.

(l)           Tax Returns and Audits.  As of the date of this Agreement, the Company has duly filed all federal, state, and local tax returns as required to be filed by it (including, but not limited to, all payroll or other employment related tax returns), and has paid all federal, state and local taxes, including, but not limited to all payroll and employment taxes, required to be paid with respect to the periods covered by such returns.  The Company has not been delinquent in the payment of any tax, assessment, or governmental charge, and has not had any tax deficiencies proposed or assessed against it and has not executed any waiver of the statue of limitations on the assessment or collection of any tax.

(m)         Litigation.  The Company has disclosed all litigation, arbitrations, claims, governmental or other proceedings (formal or informal), or investigations pending, threatened, or in prospect (or any basis therefor known to the Company) with respect to the Company, or any of its Business, properties, or assets prior to the execution of this Agreement.  The Company is not affected by any present or threatened strike or other labor disturbance or, to the knowledge of the Company, is any union attempting to represent any employee of the Company as collective bargaining agent.  The Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree: nor is the Company required to take any action in order to avoid such a violation or default.

(n)          Compliance with Laws and Regulations.  The Company is in material compliance, with all laws, ordinances, codes, restrictions, regulations (environments and otherwise) and other legal requirements applicable to the conduct of the Business, the noncompliance with which would be likely to have a material adverse effect on the Business; and there are no lawsuits or proceedings pending or, to their knowledge, threatened with respect to the foregoing.

(o)          No Defaults.  The Company is not in default under any provision, of any lease, contract, commitment, obligation, note, bond, debenture, mortgage, indenture, security agreement, guaranty, or other instrument of indebtedness, and not existing condition exists which, with the giving of notice or the passage of time, or both, would constitute such a default, in either case, which default is or would be likely to have a material adverse effect on the Business.

(p)          Permits and Approvals.  The Company has all permits and approvals required for the conduct of the Business and is not in material default under any permit, approval or qualification, which default is likely to have a material adverse effect on the Company or the Business, nor is there any existing condition which, with the giving of notice or the passage of time, or both, would constitute such a material default.

(q)          Properties.  The Company has good and marketable title in fee simple absolute to all real properties and good title to all other properties and assets used in its business or owned by it (except real and other properties and assets as are held pursuant to leases or licenses), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances, other than as shown on the Financial Statement, including, but not limited to a tax lien for unpaid real estate taxes.  Moreover, No real property owned, leased, licensed, or used by the Company lies in an area which is, or to the knowledge of the Company will be, subject to zoning, use, or building code restrictions which would prohibit. and no state of facts relating to the actions or inaction of another person or entity or their ownership. leasing. licensing, or use of that real property in the Business in which the Company is now engaged or the business in which it contemplates engaging. The real and other properties and assets owned, leased, or licensed by the Company constitute all such properties and assets which are necessary to the business of the Company as presently conducted or as it contemplates conducting.

(r)           Patents and Trademarks.  To the best of the knowledge of the Company, the Company owns, possesses and has good title to all of the copyrights, trademarks, trademark rights, patents, patent rights, and licenses necessary in the conduct of the Business.  To the best of the knowledge of the Company. the Company is not infringing upon or otherwise acting adversely to the rights of any person. under, or in respect to, any copyrights. trademarks, trademark rights. patents. patent rights, or licenses owned by any person or entity, and there is no claim or pending or threatened action with respect thereto. The Company has the unrestricted right to use (free and clear of any rights or claims of others) all trade secrets. customer lists, manufacturing and other processes incident to the manufacture. use or sale of any and all products presently sold by it.

(s)           Absence of Certain Changes or Events.  Since the Financial Statement Date, there has not been any change in or any event or condition (financial or otherwise) affecting the property. assets (including cash and all accounts receivable), liabilities, operations. or prospects of the Company. other than changes in the ordinary course of its business, none of which has (either when taken by itself or taken in conjunction with all other such changes) been materially adverse.

(t)           Insurance Policies.  The Company currently has insurance contracts or policies (the "Policies") in full force and effect which provide for coverage that are usual and customary as to amount and scope in the business of the Company.  All of the Policies and Liability Policies remain in full force and effect. The Company has not breached or otherwise failed to perform. in any material respect. their obligations under any of the Policies or the Liability Policies nor has the Company received any adverse notice or communication from any of the insurers under the Policies or the Liability Policies with respect to any such alleged breach or failure in connection with any of the Policies or the Liability Policies. All Policies are sufficient for compliance with all regulations, orders and all contracts to which the Company is subject; are valid, outstanding, collectible and enforceable polocies; and will not in any way be affected by, or terminate or lapse by reason of, the exectution and delivery of this Agreement.

(u)          Schedule of Assets.   If requested by Nuwa Group, the Company shall prepare and provide a schedule of assets owned by the Company containing (i) a true and complete listing of all property owned by the Company: (ii) a true and complete legal description of all real properties in which the Company has a leasehold interest, together with a description of each indenture, lease, sublease, or other instrument under which the Company claims or holds such leasehold interest, each of which is a good and valid leasehold interest, and all of which are in effect and enforceable according to their respective terms; (iii) a true and complete list of all patents. patent applications, patent licenses, trademarks. trademark registrations, and applications therefor. trade names. copyrights, and copyright registrations and applications therefor owned by the Company: and (iv) as of the Financial Statement Date, a true and complete list of all accounts receivable of the Company. together with information as to the aging of each such account receivable.

(v)          Compliance with Law and Other Instruments.  The business and operations of the  Company have been and are being conducted in accordance with all applicable laws, rules and regulations of all authorities, except those which do not (either individually or in the aggregate) materially and adversely affect the Company.

(w)         Contracts. The Company is not a party to. or otherwise bound by any (i) written or oral  contract; (ii) employment or consultant contract not terminable at will without cost or other liability: (iii) labor union contracts; (iv) bonus. pension. profit sharing, retirement. Stock purchase, stock option. hospitalization, group insurance. or similar employee benefit plan: (v) any real or personal property lease. as lessor or lessee: (vi) advertising or public relations contract;  (vii) purchase. supply or service contract, which cannot be terminated without cost or expense to the Company if such termination occurs with less than 30 day’s notice; (viii) deed of trust. mortgage. conditional sales contract. security agreement. pledge agreement. trust receipt, or any other agreement or arrangement whereby any of the assets or property of the Company is subject to a lien, encumbrance, charge or other restriction except such as shall be satisfied prior to the Closing Date; (ix) license agreement. whether as licensee or licensor; (x) ; (xi) contract or agreement which the Company cannot terminate by giving less than 30 day's notice; and (xii) contract to be performed in whole or in part more than 90 days from the date thereof and which cannot be terminated without cost or liability to the Company. To the best knowledge of the Company. the Company has in all respects performed all obligations required to be performed to date. and is not in material default in any respect under any of the contracts. agreements, leases, documents, or other commitments to which it is a party or otherwise bound or affected. All parties having material contracts with the Company are in material compliance therewith, and are not in material default thereunder.

(x)           Records.  The books of account and minute hooks of the Company are complete and correct, and reflect all those transactions involving its business which properly should have been set forth in such books.

4.            Representations and Warranties of Nuwa Group.  Where a representation contained in this Agreement is qualified by the phrase "to the best knowledge of Nuwa Group" (or words of similar import). such expression means that. after having conducted a due diligence review. Nuwa Group believes the statement to be true, accurate, and complete in all material respects.  Knowledge shall not be imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known. Nuwa Group hereby represents and warrants to the Company as follows:

(a)          Power and Authority. Nuwa Group has full power and authority to execute. deliver and perform this Agreement and the Other Agreements.

(b)          Binding Effect. Upon execution and delivery by Nuwa Group. this Agreement and the Other Agreements shall be and constitute the valid, binding and legal obligations of Nuwa Group enforceable against it in accordance with the terms hereof or thereof, except as the enforceability hereof and thereof may be subject to the effect of (i) any applicable bankruptcy. insolvency. reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such  enforceability is considered in a proceeding in equity or at law).

(c)           No Consents.  No consent, approval or authorization of, or registration, declaration or filing with any third party, including, but not limited to, any governmental department, agency, commission or other instrumentality, will, except such consents. if any, delivered or obtained on or prior to the Closing Date, ne obtained or made by Nuwa Group prior to the Closing Date to authorize the execution. delivery and performance by Nueva Group of this Agreement or the Other Agreements.

(d)           Nueva Group acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment such as the one contemplated by this Agreement. Nuwa Group also acknowledges that it has reviewed all available financial and corporate records of the Company through the date of this Agreement. Nueva Group represents that it is a financially sophisticated and an accredited investor such as term is defined in Rule 501(a) of Regulation D under the Act and. as such. is capable of bearing the substantial economic risks associated with a purchase and investment in the highly speculative limited partnership interest, working interest and shares described herein. including total loss of the investment. Further. Nuwa Group is not acquiring an shares with a view to or sale or other disposition in connection with any distribution of all or any part thereof.

(e)           Nueva Group acknowledges and agrees that on and after the date of this Agreement, all Confidential Information created by the Company is the sole property of the Company: any Confidential Information now known or hereafter acquired by Nuwa Group is and remains a valuable, special and unique asset of the Company.  At all times following the Closing Date, Nuwa Group shall not. direct[ or indirect[, disclose. divulge or make uses of any trade secrets or other proprietary or confidential information of it business, financial. marketing. ingredient lists, formulas associates with the Company. technical or other nature pertaining to the Company. including any information related to this Agreement. except (a) to the extent that such information shall have become public knowledge other than by breach of this Agreement by Nuwa Group. and (b) to the extent that disclosure of such information is required by law or legal process (but only after or Nuwa Group. as applicable. has provided the Company with reasonable notice and opportunity to take action against any legally required disclosure).

5.           Actions of the Company Pending the Closing Date. The Company agree that from the date hereofuntil the Closing Date:

(a)           Operations.  The Company will use its best efforts to cause the Company to (i) be operated in keeping with its customary practices and in compliance with all applicable laws. rules and regulations. and (ii) not engage in any transaction or make any commitment or expenditure.

(b)           No Change in Corporate Charter.   No change will be made in the Articles of Incorporation or Bylaws of the Company prior to the effectiveness of the S-I Registration Statement.

(c)           No Change in Compensation. No increase will be made in the compensation payable to or to become payable by the Company to any officer. employee, or agent. nor will any bonus payment or arrangement be made by the Company to or with any officer, employee, or agent thereof'. without mutual consent of both parties.

(d)           No Default.  I he Company shall timely pay and-'or not suffer any default with respect to any of its contracts. commitments or obligations. The Company shall also continue to pay as they become due all accounts payable of the Company.

(e)           No Contracts to sell stock. No contract or commitment to sell stock will be entered into by or on behalf of the Company. except as mutually decided upon by the Parties.

(f)           Banking Relations.  No change will be made affecting the banking and safe deposit arrangements of the Company. except as is mutually decided upon by the Parties.

(g)           Insurance. The Company shall keep all of its property and assets covered hereby insured in accordance with the present practice. and maintain, preserve and keep all improvements on its properties. all equipment, machinery and other personal property covered hereby in reasonably good condition and state of repair, reasonable wear excepted.

(h)           No Liabilities. The Company shall not issue nor sell any of its Shares, bonds, notes. or other corporate securities, nor incur any obligation or liability except current liabilities incurred in the ordinary course of business, nor mortgage. pledge. grant security interests covering, or additionally subject to lien or encumbrance an of its properties except as is mutually agreed upon by the Parties.

(i)           Access to Records. The Company shall cause the Company to afford Nuwa Group and their attorneys, accountants. investment bankers and other representatives access, during normal business, to all of its business operations. properties. hooks, files, and records, and will cooperate in their examination thereof. No such examination. however. shall constitute a waiver or relinquishment by Nuwa Group of their right to rely upon covenants, representations. and warranties of the Company made herein or pursuant hereto. Until the Closing Date or the termination of this Agreement. whichever shall occur first, and after the termination of this Agreement in the event this Agreement does not close. Nuwa Group will hold in confidence all information so obtained by Nuwa Group as a result of such examination.

(j)           Compliance. The Company shall cause the Company and its officers and employees to comply with all applicable provisions of this Agreement.

6.           Conditions Precedent to Obligations of Nuwa Group. All obligations of Nuwa Group under this Agreement are subject to the fulfillment, prior to or at the Closing Date, of the following conditions which must be satisfied as herein specified. In connection with any item to be furnished by the Company prior to the Closing Date to Nuwa Group under this Paragraph. each such item shall be furnished within five days from the date hereof, and Nuwa Group. as well as the counsel of Nuwa Group. must be reasonably satisfied with any such item within 10 days after receipt of any such item. If Nuwa Group, or the counsel of Nuwa Group. is not reasonably satisfied within 10 days after receipt of any such item to be furnished under this Paragraph, then Nuwa Group may. at its sole option, declare that this Agreement is null and void, whereupon no party shall have any liability to the other hereunder or in connection with any other instrument executed in connection with the transactions contemplated herein. As used herein, the term "reasonably satisfied" shall mean that if any item furnished under this Paragraph is not at material variance with information previously furnished to Nuwa Group or if such item is as specified in this Paragraph, then the conditions of this Paragraph shall be deemed to have been satisfied. Such conditions are as follows:

(a)           Representations and Warranties True at the Closing Date.   The representations and warranties of the Company herein shall be deemed to have been made again as of the Closing Date. and then be true and correct. subject to any changes contemplated by this Agreement. The Company shall have performed all of the obligations to he performed hereunder on or prior to the Closing Date.

(b)           Proof of Authority.  Nuwa Group's counsel shall have received evidence reasonably sufficient to such counsel that the Company has all requisite authorizations necessary for consummation by the Company of the transactions contemplated hereby. and there has not been issued, and there is not in effect. any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated. and no legal or governmental action. proceeding or investigation which might reasonably be expected to result in any such injunction or order is pending.

(c)           Deliveries at the Closing Date. 'I he Company shall have delivered to Nuwa Group at the Closing Date all of the documents required to be delivered hereunder.

(d)           Additional Financial Statement. The Company shall deliver to Nuwa Group an unaudited balance sheet of the Company and the related statement of income and retained earnings for the periods requested by Nuwa Group (the "Additional Financial Statement"). The Additional Financial Statement shall (i) be in accordance with the books and records of the Company: (ii) fairly present the financial condition of the Company at such dates and the results of its operations for the periods therein specified; (iii) he prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods; and (iv) with respect to all contracts and commitments of the Company. shall reflect adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income. Specifically, but not by way of limitation, the Additional Financial such debts, liabilities, and obligations as are not required to be reflected therein accordance with generally accepted accounting principles) and shall include appropriate reserves for all taxes and other liabilities accrued or due at such dates but not yet payable. Along with the Additional Financial Statement, the Company shall furnish to Nuwa Group a list of all accounts receivable of' the Company dated within five days before the date of this Agreement together with an aging analysis. If the Additional Financial Statement is not satisfactory to Nuwa Group. then Nuwa Group shall have the option to terminate this Agreement pursuant to the terms of this Paragraph 6.

(e)           Compensation Paid by the Company. The Company shall have delivered to Nuwa Group a true and complete list as of the date of this Agreement, certified by the Treasurer of the Company. showing (i) the names of all employees of the Company regardless of the amount of their compensation together with a statement of the full amount payable to any such person for services rendered or to be rendered to the Company prior to the Closing Date, and the basis therefor: (ii) the name of each bank in which the Company has an account, or safe deposit box. and the names of all persons authorized to draw thereon, or have access thereto.

(f)           Certificates of Good Standing.   The Company shall have delivered to Nuwa Group certificates or telegrams issued by appropriate governmental authorities evidencing the good standing of the Company as of a date not more than 10 days prior to the Closing Date, in the jurisdiction of its incorporation.

(g)           Resolutions.   Nuwa Group's counsel shall have received certified resolutions of a meeting of the Board of Directors of the Company pursuant to which this Agreement and the transactions contemplated hereby were dub and validly approved, adopted and ratified by the Company. as the sole Shareholders of the Company, all in form and content satisfactory to such counsel, authorizing (i) the execution, delivery and performance of this Agreement. (ii) such other documents and instruments as shall he necessary to consummate the transactions contemplated hereby and thereby. and (iii) all actions to be taken by the Company hereunder.

(h)           Status of Litigation. With respect to any matters affecting the Company and in litigation, Nuwa Group shall have the right to make an independent review of such matters. If Nuwa Group is not satisfied with such review, then Nuwa Group shall have the option to terminate this Agreement pursuant to the terms of this Paragraph.

(i)           Tax Returns. The Company shall have delivered to Nuwa Group copies of all federal and state tax returns for the Company for the past three years including but not limited to all income, payroll, sales. excise, use and franchise tax returns for the Company. together with any audit reports issued in connection with any such returns.

(j)           Corporate Records. etc. The Company shall have delivered to Nuwa Group copies of the Articles of Incorporation. Bylaws. minute hooks, and other corporate governance materials used since the inception of the Company.

(k)           Certification.  The Company shall have delivered to Nuwa Group at the Closing Date a certificate dated as of the Closing Date, executed by the Company. certifying that the conditions specified in this Agreement have been fulfilled.

(l)           Other Matters. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions. agreements. instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to Nuwa Group and its counsel, whose approval shall not he unreasonably withheld.

7.           Conditions Precedent to Obligations of the Company. All obligations of the Company under this Agreement are subject to the fulfillment. prior to or at the Closing Date. of the following conditions:

(a)           Representations and  Warranties True at Closing Date.   The representations and warranties of Nuwa Group herein shall be deemed to have been made again at the Closing Date. and then be true and correct, subject to any changes contemplated by this Agreement.  Nuwa Group shall have performed all of the obligations to be performed by Nuwa Group hereunder on or prior to the Closing Date.

(b)           Proof of Authority. Counsel for the Company shall have received evidence reasonably sufficient to such counsel that Nuwa Group has all requisite authorizations necessary for consummation by Nuwa Group of the transactions contemplated hereby. and there has not been issued. and there is not in effect. any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated. and no legal or governmental action, proceeding or investigation that might reasonably be expected to result in an such injunction or order is pending.

(c)           No Orders. there has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated. and no legal or governmental action, proceeding or investigation which might reasonably he expected to result in any such injunction or order is pending.

(d)           Other Matters. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions. agreements. instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to the Company and their counsel. whose approval shall not be unreasonably withheld.

8.           The Nature and Survival of Representations. Covenants and Warranties. All statements and facts contained in any memorandum, certificate, instrument. or other document delivered by or on behalf of the parties hereto for information or reliance pursuant to this Agreement. shall be deemed representations, covenants and warranties by the parties hereto under this Agreement. All representations. covenants and warranties of the parties , including all Confidentiality covenants. shall survive the Closing Date and all inspections, examinations, or audits on behalf of the parties, shall expire 18 months following the Closing Date.

9.           Indemnification by the Parties.  The Parties agree to indemnify and hold each other harmless against and in respect to all damages (as hereinafter defined).  Damages, as used herein shall include any claim. salary. wage, action, tax, demand, loss, cost. expense, liability (joint or several). penalty, and other damage, including, without limitation. counsel fees and other costs and expenses reasonably incurred in investigating or attempting to avoid same or in opposition to the imposition thereof. or in enforcing this indemnity, resulting to either Party from any inaccurate representation made by or on behalf of the other Pam in or pursuant to this Agreement. breach of any of the warranties made by or on behalf of either Party in or pursuant to this Agreement, or breach or default in the performance by either Party of any of the obligations to be performed by such Party hereunder.

10.         Termination.  In the event of the termination of this Agreement prior to the Closing Date, except with respect to the obligation of confidentiality described below, no party shall have any obligation to any other in connection herewith or in connection with any other documents which may have been executed by any party with respect to the transactions contemplated by this Agreement whether or not such documents are described herein. Provided, however, in the event of termination of this Agreement. the Compare and Nuwa Group shall. and shall cause its principals. officers and other personnel and authorized representatives to. hold in confidence. and not disclose to any other party without the other party's prior consent, all information received by any of such party hereto from any other party hereto in connection with the transactions contemplated hereby except as may be required by applicable law or as otherwise contemplated herein.

10.1        Failure to File an Effective Registration Statement. If the Company fails to file an effective registration statement within one year from the (late of execution of this Agreement. due to any act or omission on the part of the Company. or if the Company decides that it will not become a public entity, at any time subsequent to the execution of this Agreement, or if the Company hires any person or entity other than Nuwa Group to provide the services listed in Section 2, this Agreement shall terminate immediately and Nuwa Group shall be entitled to 1) repayment of the cash contributions made to the Company as of the date of termination plus 10% annual interest on each cash contribution, and 2) Five Percent of the total outstanding shares of the Company upon the date of termination. The cash contribution and equity payments described in this Section 11.1 shall be paid to Nuwa Group within 30 days of the date of termination.

11.           Cooperation.  The parties hereto will each cooperate with the other, at the other’s request and expense. in furnishing information, testimony, and other assistance in connection with any actions. proceedings. arrangements. disputes with other persons or governmental inquiries or investigations involving the parties hereto or the transactions contemplated hereby.

12.           Further Conveyances and Assurances. After the Closing Date. the Company. the Company. and Nuwa Group will, without further cost or expense to, or consideration of any nature from the other, execute and deliver, or cause to be executed and delivered, to the other. such additional documentation and instruments of transfer and conveyance, and will take such other and further actions, as the other may reasonably request as more completely to consummate the transactions contemplated hereby.

13.           Deliveries on the Closing Date by the Company. At the Closing. the Company shall deliver the following: a) Certificates representing all Units of the Company, duly endorsed by the Company. free and clear of all liens, claims. encumbrances, and restrictions of even kind except for the restrictive legend required by Rule 144 promulgated under the Securities Act, if applicable; and h) the certificate(s), resolutions. agreements and schedules as described herein and Company shall deliver any other document which may be necessary to carry out the intent of this Agreement in reasonably satisfactory in form and substance to Nuwa Group and its counsel.

14.           Deliveries on the Closing Date by Nuwa Group. At the Closing. Nuwa Group shall deliver the following: a) The consideration described herein; and b) the certificate(s). resolutions, agreements and schedules as described herein and Company shall deliver any other document which may be necessary to carry out the intent of this Agreement.

15.           No Assignment. This Agreement shall not be assignable by any party without the prior written consent of the other parties, which consent shall be subject to such party's sole, absolute and unfettered discretion.

16.           Brokerage.  The parties hereto agree to indemnify and hold harmless each other against, and in respect of, any claim for brokerage or other commissions relative to this Agreement, or the transactions contemplated hereby, based in any way on agreements. arrangements. understandings or contracts made by either party with a third party or parties whatsoever.

17.           Benefit.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of' and be enforceable by the parties hereto, and their respective heirs. executors, administrators, personal representatives. successors and permitted assigns.

18.           Notices. All notices, requests, demands, and other communications hereunder shall he in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid. or by telecopy or e-mail, if to the Company. addressed to Attn: Neil Fallon, American Brewing Company, Inc. 6728 37th St Ct W, University. Place, WA 98466; and if to Nuwa Group. addressed to Attn: Kevin Fickle, Nuwa Group LLC., 1415 Oakland Blvd, Suite 219. Walnut Creek, CA 94596.  Any party hereto may change its address upon 10 days written notice to any other party hereto.

19.           Waiver. No course of dealing on the part of any party hereto or its agents. or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

20.           Cumulative Rights.   The rights and remedies of any party under this Agreement and the instruments executed or to he executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

21.           Invalidity.  In the event any one or more of the provisions contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or enforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instruments.

22           Incorporation by Reference. The Exhibits and Schedules to this Agreement referred to or included herein constitute integral parts to this Agreement and are incorporated into this Agreement by this reference.

23.           Multiple Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile transmission or PDF copy of this signed Agreement dull he legal and binding on all parties hereto.

24.           Controlling Agreement. In the event of any conflict between the tones of this Agreement or any of the Other Agreements or exhibits referred to herein, the terms of this Agreement shall control.

25.           Press Releases and Public Announcements. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the ether Party: provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing party will use its efforts to advise the other parties prior to making the disclosure).

26.           Entire Agreement. This instrument and the attachments hereto contain the entire understanding of the parties and may not he changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change. modification, extension, or discharge is sought

27           Construction; Venue. This Agreement shall be construed in accordance with the laws of the State of Washington. United States of America  Notwithstanding either party's place of business. the venue for any lawsuit arising as a result of this Agreement shall be Washington State. It is agreed that if any litigation arises between Nuwa Group and the Company pertaining to this Agreement. the prevailing party shall be entitled to reasonable attorney-. fees.

IN WITNESS WHEREOF. the parties have executed this Agreement on the date first written above.

Unitholders of American Brewing Company

List:

Neil Fallon	By: /s/ Neil Fallon
Percentage of Ownership 71.2%	Print: Neil Fallon
Its: President
Julie Anderson
Percentage of Ownership 18.6%
Nuwa Group LLC
Mark Meath
Percentage of Ownership 8.3%	By: /s/ Kevin Fickle
Kevin Fickle
Steve Erickson	Its: President
Percentage of Ownership 1.9%